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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                 June 29, 1999
                       (Date of earliest event reported)


                                   KFx Inc.
            (Exact name of registrant as specified in its charter)


        Delaware                      0-23634                    84-1079971
(State of Incorporation)       (Commission File No.)           (IRS Employer
                                                             Identification No.)


            1999 Broadway, Suite 3200, Denver, Colorado USA  80202
              (Address of principal executive offices)(Zip Code)


                                (303) 293-2992
             (Registrant's telephone number, including area code)

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Item 5. Other Events.

        On June 29, 1999, the Registrant and Kennecott Alternative Fuels, Inc., a Delaware corporation ("Kennecott"), entered into the First Amended Limited Liability Company Agreement of K-Fuel, L.L.C. (the "Amended Agreement"), amending the Limited Liability Company Agreement of K-Fuel, L.L.C. entered into by and between the parties in April 1996 (the "Original Agreement"). Among other things, the Amended Agreement modifies the structure of license fees and royalties set forth under the Original Agreement and provides that on a going forward basis jointly developed technology will be owned by K-Fuel, L.L.C., while separately developed technology will be owned by the developing party and licensed to K-Fuel, L.L.C. As a result of the Amended Agreement, the Registrant received a payment of $2 million from Kennecott $1 million of which is a non-refundable prepaid license payment and $1 million of which, in accordance with the terms of the Amended Agreement, the Registrant invested in K-Fuel, L.L.C. to fund further development activities associated with the next phase of K-Fuel
(TM) commercialization. The Amended Agreement is attached hereto as Exhibit
10.01.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits
         --------

         Exhibit 10.01 First Amended Limited Liability Company Agreement of K-Fuel, L.L.C. dated June 29, 1999.*

__________________________
*Certain portions of this Exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

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                                  SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 13th day of August, 1999.

                              KFx Inc.



                              By: /s/ Seth L. Patterson
                                  ---------------------
                                  Seth L. Patterson
                                  Executive Vice President and Chief
                                  Financial Officer

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                                 Exhibit Index
                                 -------------

     Exhibit 10.01 First Amended Limited Liability Company Agreement of K-Fuel, L.L.C. dated June 29, 1999.*

__________________________
*Certain portions of this Exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

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